As filed with the Securities and Exchange Commission on August 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSEONICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1210911 (I.R.S. Employer Identification Number)
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy T. Goodnow
Chief Executive Officer
Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano
Reid Hooper
Cooley LLP
11951 Freedom Drive
Reston, VA 20190-5640
(703) 456-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
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a base prospectus, which covers the offering, issuance and sale by the registrant of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, which together shall have an aggregate initial offering price not to exceed $300,000,000; and

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a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s common stock that may be offered, issued and sold from time to time under a sales agreement, dated August 6, 2025, with TD Securities (USA) LLC, or TD Cowen, as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.
The prospectus relating to the sales agreement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement with TD Cowen, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 6, 2025
PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to an aggregate amount of $300,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our common stock is listed on the NYSE American under the trading symbol “SENS.” On August 5, 2025, the last reported sale price of our common stock was $0.51 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the applicable prospectus supplement.
We are a “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being a Smaller Reporting Company.”
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold by us directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully and consider all of the information set forth in this prospectus and the documents incorporated by reference in this prospectus. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, with an aggregate offering price of up to $300,000,000 of any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We have not authorized any other person to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any related prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus, any related prospectus supplement and in any free writing prospectuses that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any related prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectuses that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and any related prospectus supplement or free writing prospectuses and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any related prospectus supplement or free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any related prospectus supplement outside the United States. This prospectus and any related prospectus supplement or free writing prospectuses does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any related prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained the industry and market data in this prospectus, including the information incorporated by reference herein, from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk

Factors” and elsewhere in this prospectus, any related prospectus supplement, documents incorporated by reference into this prospectus and any related or free writing prospectuses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
This prospectus and any related prospectus supplement, including the information incorporated by reference into this prospectus and any related prospectus supplement, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any related prospectus supplement or any related free writing prospectuses are the property of their respective owners.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Senseonics Holdings, Inc. and its consolidated subsidiaries and affiliated entities, as appropriate, including its consolidated VIEs (as defined below).

PROSPECTUS SUMMARY
The Company
We are a medical technology company focused on the development and manufacturing of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Our implantable continuous glucose monitoring, or CGM, systems, including the Eversense E3 system, or Eversense E3, and the Eversense 365 system, or Eversense 365, and, together with Eversense E3, Eversense or the Eversense Systems, are designed to continually and accurately measure glucose levels in people with diabetes via an under-the-skin sensor, a removable and rechargeable smart transmitter, and a convenient app for real-time diabetes monitoring and management for a period of up to six months in the case of Eversense E3 and up to twelve months in the case of Eversense 365, as compared to seven to 15 days for non-implantable CGM systems. In February 2022, Eversense E3, a 180 day CGM system, was approved by the FDA and Ascensia Diabetes Care Holdings AG, or Ascensia, began commercializing Eversense E3 in the United States in the second quarter of 2022. In June 2022, we affixed the CE mark to the extended life Eversense E3 system and Ascensia began commercialization in select markets in Europe during the third quarter of 2022. In September 2024, Eversense 365, a 365-day extended life CGM system, was approved by the FDA and Ascensia began commercializing Eversense 365 in the United States in the fourth quarter of 2024.
Our net revenues are derived from sales of the Eversense Systems, which includes the Eversense sensor pack containing the sensor, insertion tool, and adhesive patches, the Eversense smart transmitter pack containing the transmitter and charger and in some cases the procedure revenue associated with insertions and removals.
We are in the early commercialization stages of the Eversense brand and are focused on driving awareness of our CGM system amongst people with diabetes and their healthcare providers. In both the United States and our overseas markets, we have entered into strategic partnerships and distribution agreements that allow third party collaborators with direct sales forces and established distribution systems to market and promote Senseonics various Eversense CGM systems and future generation products, including our “Gemini” product variation to allow for a 2-in-1 glucose monitoring system combining the functionality of CGM and flash glucose monitoring, in an implantable sensor with battery that may be utilized with a smart transmitter to get continuous glucose readings and alerts, or be utilized through a swipe over the sensor with a smart phone to get on-demand glucose reading without a smart transmitter and our “Freedom” product variation which would include Bluetooth in the sensor eliminating the on-body component.
Risks Associated with Our Business
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary and in the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are incorporated by reference in this prospectus.
Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. In 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.
In connection with the acquisition of Senseonics, Incorporated, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. in 1996. Upon the closing of the acquisition, Senseonics, Incorporated merged with a wholly owned subsidiary of ours formed solely for that purpose and became our wholly owned subsidiary. Eon Care Services, LLC and Eon Management Services, LLC are wholly owned subsidiaries of Senseonics, Incorporated formed in April 2024 and July 2024, respectively. In November 2024, Eon Management Services, LLC entered into the Administrative Agreement with several professional corporations, or Eon Care PCs, which are consolidated as variable interest entities, or VIEs. The wholly owned entities and Eon Care PCs, or collectively, Eon Care, were established to support patient access to the Eversense system by providing convenient Eversense insertion and training services.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005 and our telephone number is (301) 515-7260. Our common stock is listed on the NYSE American under the symbol “SENS.”
Available Information
Our internet website address is http://www.senseonics.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, with an aggregate offering price of up to $300,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity date, if applicable;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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ranking, if applicable;

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restrictive covenants, if any;

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voting or other rights, if any; and

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material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectuses will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents, underwriters or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
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the names of those agents, underwriters or dealers;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the estimated net proceeds to us.

Common Stock.   We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or subscription rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under the section entitled “Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectuses that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock.   We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus as supplemented by a prospectus supplement, and if applicable, free writing prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under the section entitled “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectuses that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities.   We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectuses that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants.   We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities, and the warrant may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectuses that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for general corporate purposes, including but not limited to, research and development expenses, general and administrative expenses, sales and marketing expenses, and capital expenditures, or for any other purpose we describe in the applicable prospectus supplement. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. See the section entitled “Use of Proceeds” in this prospectus.
Listing on the NYSE American
Our common stock is listed on the NYSE American under the symbol “SENS.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectuses, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any applicable prospectus supplement and free writing prospectuses that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, the applicable prospectus supplement, and the documents we have filed with the SEC that are incorporated by reference herein and therein, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to product candidates and markets and business trends, are forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement, as well as under the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein and therein. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the success of our collaboration and commercialization agreement with Ascensia;

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the timing of product launches;

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the clinical utility of Eversense;

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our ability to develop future generations of Eversense;

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our ability to service our outstanding indebtedness;

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the timing and availability of data from our clinical trials;

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the timing of our planned regulatory filings and potential regulatory approvals and CE Certificates of Conformity;

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our future development priorities;

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our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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the purchasing patterns of our customers, including as a result of seasonality, which may be impacted by the timing and use of deductibles and out-of-pocket expense limits;

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our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to comply with applicable regulatory requirements;

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our ability to maintain our intellectual property position;

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our estimates regarding the size of, and future growth in, the market for continuous glucose monitoring systems;

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the impact of certain rights that we previously granted to Abbott Laboratories in connection with a private placement offering;

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the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing;

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the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

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our use of cash and other resources, including our expected use of proceeds from any offering under this prospectus; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date the statement is made and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in this prospectus, the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. You should evaluate all forward-looking statements in the context of these risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should carefully read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference, and any free writing prospectuses that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including but not limited to, research and development expenses, general and administrative expenses, sales and marketing expenses, and capital expenditures. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds, if any, from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use of the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of the net proceeds as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended, or the restated certificate, our amended and restated bylaws, as amended, or the restated bylaws, and applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL, are summaries and are qualified by reference to the restated certificate and the restated bylaws, which are included as exhibits to the registration statement of which this prospectus is part, and the DGCL.
General
The restated certificate authorizes the issuance of up to 1,400,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 30,000 of which shares of preferred stock were designated as Series A Convertible Preferred Stock, 12,000 of which shares of preferred stock were designated as Series B Convertible Preferred Stock, and the remaining 4,958,000 of which shares of preferred stock were undesignated as of August 4, 2025. The Company’s board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 4, 2025, we had outstanding 814,680,910 shares of common stock, no shares of Series B Convertible Preferred Stock and no shares of Series A Convertible Preferred Stock.
Common Stock
Voting
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our restated certificate and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of the Company’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Rights, Preferences, and Privileges
Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
Pursuant to our restated certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Warrants
As of August 5th, 2025, we had outstanding warrants to purchase an aggregate of 83,951,061, 116,581, 63,025, 80,645, 45,714,286, 832,362 and 347,887 shares of common stock at an exercise price of $0.001, $3.86, $2.38, $1.86, $0.35, $0.6007 and $0.5749 per share, respectively. These warrants do not expire, expire on June 30, 2026, November 22, 2026, March 29, 2027, April 24, 2030, September 8, 2030 and January 2, 2031, respectively. The number of shares of common stock issuable upon the exercise of each warrant is subject to adjustment from time to time upon the occurrence of specified events.
Anti-Takeover Effects of Provisions of Our Restated Certificate, Our Restated Bylaws, and Delaware Law
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
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prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

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any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Choice of Forum
Our restated certificate provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim against any director, officer or other employee of ours for breach of a fiduciary duty owed to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our restated certificate or restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. Our restated bylaws provide that the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the applicable prospectus supplement related to that series.
Listing
Our common stock is listed on the NYSE American under the symbol “SENS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:
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the title of such securities;

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the offering price or prices and aggregate number of warrants offered;

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the currency or currencies for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any rights to force the exercise of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or interest premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding up, or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, all securities issued in book-entry form will be deposited with, or on behalf of, Depository Trust Company, New York, New York, or the DTC, and registered in the name of Cede & Co., the nominee of DTC. A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
A global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers, we may also sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of any of these methods of sale. We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted, or traded at the time of sale; and/or

•
to or through a market maker other than on the NYSE American or such other securities exchanges or quotation or trading services.

Such “at-the-market offerings,” if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the terms of the offering;

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the name or names of any underwriters, dealers or agents, if any;

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the name or names of any managing underwriter or underwriters, if any;

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the amounts of securities underwritten or purchased by each of them;

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the purchase price of the securities or other consideration therefor and the proceeds, if any, we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts, concessions, commissions, and other items constituting agents’ or underwriters’ compensation;

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any delayed delivery arrangements;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the applicable prospectus supplement, other than securities covered by any option to purchase additional securities. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offering and sale of securities and describe any commissions and other compensation we will pay the agent. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe in the prospectus supplement the conditions to these contracts and the commissions we must pay for solicitation of these contracts.
We may provide agents, underwriters, and dealers with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters, or dealers may make with respect to these liabilities. Agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Unless the applicable prospectus supplement states otherwise, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the NYSE American. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any agents and underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on the NYSE American may engage in passive market-making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS
Cooley LLP will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Senseonics Holdings, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been incorporated by reference in this prospectus herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2024 consolidated financial statements contain an explanatory paragraph that states that the Company’s current operating plan, existing unrestricted cash, and cash equivalents, and minimum cash and satisfaction of performance milestones to comply with debt covenants under its Loan and Security Agreement raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.senseonics.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other document or report we file or furnish with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 6, 2025, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 17, 2025, May 15, 2025, May 16, 2025, May 19, 2025, and May 21, 2025 (each to the extent the information in such reports is filed and not furnished); and

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 (other than the portions that are not required to be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024);

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, as updated by Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and after the date of this prospectus until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
Senseonics Holdings, Inc.
Attn: Investor Relations
20451 Seneca Meadows Parkway
Germantown, MD
20876-7005
Telephone: (301) 515-7260.
Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also access these documents on our website, www.senseonics.com. The information contained on this website is not a part of this prospectus.
We have not authorized anyone to provide you with information different from or in addition to that contained or incorporated by reference in this prospectus. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 6, 2025
PROSPECTUS
$100,000,000
Common Stock

We have entered into a sales agreement with TD Securities (USA) LLC, or TD Cowen, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to TD Cowen acting as our agent or principal.
Our common stock is listed on the NYSE American under the symbol “SENS”. On August 5, 2025 the last reported sale price of our common stock was $0.51 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made through the NYSE American or on any other trading market for our common stock, or by any other method permitted by law. TD Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to TD Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.
Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TD Cowen
           , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration statement we may offer shares of our common stock, preferred stock, debt securities and warrants, including common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, having an aggregate offering price of up to $300,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.
This prospectus describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and TD Cowen has not, authorized any other person to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any prospectus supplement relating to this offering or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and TD Cowen is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any prospectus supplement relating to this offering, the documents incorporated by reference into this prospectus, and in any free writing prospectuses that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any applicable prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectuses that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We obtained the industry and market data in this prospectus, including the information incorporated by reference herein, from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus and information incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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This prospectus, including the information incorporated by reference into this prospectus, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related free writing prospectuses are the property of their respective owners.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Senseonics Holdings, Inc. and its consolidated subsidiaries and affiliated entities, as appropriate, including its consolidated VIEs (as defined below).

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PROSPECTUS SUMMARY
The Company
We are a medical technology company focused on the development and manufacturing of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Our implantable continuous glucose monitoring, or CGM, systems, including the Eversense E3 system, or Eversense E3, and the Eversense 365 system, or Eversense 365, and, together with Eversense E3, Eversense or the Eversense Systems, are designed to continually and accurately measure glucose levels in people with diabetes via an under-the-skin sensor, a removable and rechargeable smart transmitter, and a convenient app for real-time diabetes monitoring and management for a period of up to six months in the case of Eversense E3 and up to twelve months in the case of Eversense 365, as compared to seven to 15 days for non-implantable CGM systems. In February 2022, Eversense E3, a 180 day CGM system, was approved by the FDA and Ascensia Diabetes Care Holdings AG, or Ascensia, began commercializing Eversense E3 in the United States in the second quarter of 2022. In June 2022, we affixed the CE mark to the extended life Eversense E3 system and Ascensia began commercialization in select markets in Europe during the third quarter of 2022. In September 2024, Eversense 365, a 365-day extended life CGM system, was approved by the FDA and Ascensia began commercializing Eversense 365 in the United States in the fourth quarter of 2024.
Our net revenues are derived from sales of the Eversense Systems, which includes the Eversense sensor pack containing the sensor, insertion tool, and adhesive patches, the Eversense smart transmitter pack containing the transmitter and charger and in some cases the procedure revenue associated with insertions and removals.
We are in the early commercialization stages of the Eversense brand and are focused on driving awareness of our CGM system amongst people with diabetes and their healthcare providers. In both the United States and our overseas markets, we have entered into strategic partnerships and distribution agreements that allow third party collaborators with direct sales forces and established distribution systems to market and promote Senseonics various Eversense CGM systems and future generation products, including our “Gemini” product variation to allow for a 2-in-1 glucose monitoring system combining the functionality of CGM and flash glucose monitoring, in an implantable sensor with battery that may be utilized with a smart transmitter to get continuous glucose readings and alerts, or be utilized through a swipe over the sensor with a smart phone to get on-demand glucose reading without a smart transmitter and our “Freedom” product variation which would include Bluetooth in the sensor eliminating the on-body component.
Risks Associated with Our Business
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary and in the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are incorporated by reference in this prospectus.
Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. In 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.
In connection with the acquisition of Senseonics, Incorporated, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. in 1996. Upon the closing of the acquisition, Senseonics, Incorporated merged with a wholly owned subsidiary of ours formed solely for that purpose and became our wholly owned subsidiary. Eon Care Services, LLC and Eon Management Services, LLC are wholly owned

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subsidiaries of Senseonics, Incorporated formed in April 2024 and July 2024, respectively. In November 2024, Eon Management Services, LLC entered into the Administrative Agreement with several professional corporations, or Eon Care PCs, which are consolidated as variable interest entities, or VIEs. The wholly owned entities and Eon Care PCs, or collectively, Eon Care, were established to support patient access to the Eversense system by providing convenient Eversense insertion and training services.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005 and our telephone number is (301) 515-7260. Our common stock is listed on the NYSE American under the symbol “SENS.”
Available Information
Our internet website address is http://www.senseonics.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

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THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding after this offering
Up to 1,010,654,563 shares, assuming sales of 196,078,431 shares of our common stock in this offering at an assumed offering price of $0.51 per share, which was the last reported sales price of our common stock on the NYSE American on August 5, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and at the prices at which such sales occur.
Plan of distribution
“At-the-market” offering that may be made from time to time through our sales agent, TD Cowen. See the section entitled “Plan of Distribution” on page 13.
Use of proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including but not limited to, research and development expenses, general and administrative expenses, sales and marketing expenses and capital expenditures. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets, or technologies that we believe are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions. See the section entitled “Use of Proceeds” on page 11.
Risk factors
You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to purchase shares of our common stock.
NYSE American symbol
“SENS”
The number of shares of our common stock that will be outstanding after this offering is based on 814,576,132 shares of our common stock outstanding as of June 30, 2025, and excludes:
•
683,312 shares of our common stock reserved for outstanding stock awards granted under the Senseonics, Incorporated Amended and Restated 1997 Stock Option Plan;

•
52,615,614 shares of our common stock reserved for outstanding stock awards granted under our Amended and Restated 2015 Equity Incentive Plan;

•
28,704,491 shares of our common stock reserved for issuance under our Amended and Restated 2015 Equity Incentive Plan;

•
969,583 shares of our common stock reserved for outstanding stock awards granted under our Inducement Plan;

•
528,079 shares of our common stock reserved for issuance under our Inducement Plan;

•
28,299,743 shares of our common stock reserved for issuance under our 2016 Employee Stock Purchase Plan;

•
3,700,000 shares of our common stock reserved for outstanding stock awards granted under our 2023 Commercial Equity Plan;

•
6,300,000 shares of our common stock reserved for issuance under our 2023 Commercial Equity Plan; and

•
131,105,847 shares of our common stock reserved for issuance upon exercise of warrants.

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Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants, no vesting of restricted stock units, no conversion of any loans, and reflects an assumed public offering price of $0.51 per share, the last reported sale price of our common stock on the NYSE American on August 5, 2025. To the extent options and warrants are exercised, restricted stock units vest, or loans are converted, there may be future dilution.

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RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any related prospectus supplement, the documents incorporated by reference and any free writing prospectuses that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
We have broad discretion in the use of our cash and cash equivalents, including how we use the net proceeds of this offering, and may not use them effectively, which could affect our results of operations and cause our stock price to decline.
Our management has considerable discretion in the application of our cash and cash equivalents, including the net proceeds of this offering. We may use our cash and cash equivalents, including the net proceeds of this offering, for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.
You may experience immediate and substantial dilution as a result of this offering.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Sales of a substantial number of shares of our common stock in the public market, or perception of such sales, could cause our stock price to fall.
Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, reduce the market price of our common stock. Moreover, certain holders of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their

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shares in registration statements that we may file for ourselves or other stockholders. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.
We do not intend to pay dividends in the foreseeable future.
We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. In addition, the terms of our Amended Loan Agreement and our Grant Agreement restrict our ability to pay dividends.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the sales agreement. The number of shares that are sold through TD Cowen after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with TD Cowen in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised or the number of shares that will be ultimately issued in connection with sales under the sales agreement.
Sales of common stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to TD Cowen, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying base prospectus, and the documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to product candidates and markets and business trends, are forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the section entitled “Risk Factors” in this prospectus, as well as under the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the success of our collaboration and commercialization agreement with Ascensia;

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the timing of product launches;

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the clinical utility of Eversense;

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our ability to develop future generations of Eversense;

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our ability to service our outstanding indebtedness;

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the timing and availability of data from our clinical trials;

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the timing of our planned regulatory filings and potential regulatory approvals and CE Certificates of Conformity;

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our future development priorities;

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our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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the purchasing patterns of our customers, including as a result of seasonality, which may be impacted by the timing and use of deductibles and out-of-pocket expense limits;

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our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our ability to comply with applicable regulatory requirements;

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our ability to maintain our intellectual property position;

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our estimates regarding the size of, and future growth in, the market for continuous glucose monitoring systems;

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the impact of certain rights that we previously granted to Abbott Laboratories in connection with a private placement offering;

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the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing;

•
the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•
our use of cash and other resources, including our expected use of proceeds from any offering under this prospectus; and

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•
other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date the statement is made and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in this prospectus, any applicable prospectus supplement, in any free writing prospectuses way may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. You should evaluate all forward-looking statements in the context of these risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should carefully read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference, and any free writing prospectuses that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

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USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required pursuant to the sales agreement with TD Cowen, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with TD Cowen as a source of financing.
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including but not limited to, research and development expenses, general and administrative expenses, sales and marketing expenses, and capital expenditures. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets, or technologies that we believe are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products, and other factors described under “Risk Factors” in this prospectus. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in investment-grade, interest-bearing instruments.

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DILUTION
Our net tangible book value as of June 30, 2025 was approximately $94.0 million, or $0.12 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
After giving effect to the sale of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $0.51 per share, the last reported sale price of our common stock on the NYSE American on August 5, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $191.1 million, or $0.19 per share. This represents an immediate increase in net tangible book value of $0.07 per share to existing stockholders and immediate dilution in net tangible book value of $0.32 per share to new investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$0.51
Net tangible book value per share as of June 30, 2025	$0.12
Increase in net tangible book value per share attributable to new investors	$0.07
As adjusted net tangible book value per share after this offering		$0.19
Dilution per share to new investors		$0.32
The above discussion and table are based on 814,576,132 shares of common stock outstanding as of June 30, 2025, excluding:
•
683,312 shares of our common stock reserved for outstanding stock awards granted under the Senseonics, Incorporated Amended and Restated 1997 Stock Option Plan;

•
52,615,614 shares of our common stock reserved for outstanding stock awards granted under our Amended and Restated 2015 Equity Incentive Plan;

•
28,704,491 shares of our common stock reserved for issuance under our Amended and Restated 2015 Equity Incentive Plan;

•
969,583 shares of our common stock reserved for outstanding stock awards granted under our Inducement Plan;

•
528,079 shares of our common stock reserved for issuance under our Inducement Plan;

•
28,299,743 shares of our common stock reserved for issuance under our 2016 Employee Stock Purchase Plan;

•
3,700,000 shares of our common stock reserved for outstanding stock awards granted under our 2023 Commercial Equity Plan;

•
6,300,000 shares of our common stock reserved for issuance under our 2023 Commercial Equity Plan; and

•
131,105,847 shares of our common stock reserved for issuance upon exercise of warrants.

Unless otherwise indicated, the number of shares of our common stock described above assumes no exercise or settlement of outstanding options and restricted stock units and no exercise of the pre-funded warrants referred to above. To the extent such securities are exercised or settled, as applicable, there may be further dilution to new investors.

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PLAN OF DISTRIBUTION
We have entered into a sales agreement with TD Cowen, under which we may issue and sell from time to time up to $100,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through the NYSE American or on any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the sales agreement may be made through an affiliate of TD Cowen.
TD Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the sales agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the sales agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse TD Cowen up to $100,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the sales agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the sales agreement, will be approximately $500,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
TD Cowen will provide written confirmation to us following the close of trading on the NYSE American on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through TD Cowen under the sales agreement and the net proceeds to us in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our common stock.
Our common stock is listed on the NYSE American and trades under the symbol “SENS.” The transfer agent of our common stock is Computershare Trust Company, N.A..
TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

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LEGAL MATTERS
Cooley LLP has passed upon the validity of the shares of our common stock offered hereby. TD Cowen is being represented by Goodwin Procter LLP in connection with the offering.
EXPERTS
The consolidated financial statements of Senseonics Holdings, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 have been incorporated by reference in this prospectus herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2024 consolidated financial statements contain an explanatory paragraph that states that the Company’s current operating plan, existing unrestricted cash, and cash equivalents, and minimum cash and satisfaction of performance milestones to comply with debt covenants under its Loan and Security Agreement raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement and the exhibits to the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.senseonics.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other document or report we file or furnish with the SEC.

14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 6, 2025, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 17, 2025, May 15, 2025, May 16, 2025, May 19, 2025, and May 21, 2025 (each to the extent the information in such reports is filed and not furnished); and

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025 (other than the portions that are not required to be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024);

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, as updated by Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and after the date of this prospectus but prior to the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
Senseonics Holdings, Inc.
Attn: Investor Relations
20451 Seneca Meadows Parkway
Germantown, MD
20876-7005
Telephone: (301) 515-7260.
Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also access these documents on our website, www.senseonics.com. The information contained on this website is not a part of this prospectus supplement.
We have not authorized anyone to provide you with information different from or in addition to that contained or incorporated by reference in this prospectus supplement. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

15

$100,000,000
Common Stock

PROSPECTUS

TD Cowen
           , 2025

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the Securities and Exchange Commission, or SEC, registration fee.
Amount
SEC registration fee	$45,930
Stock exchange listing fees	*
Printing Expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky, qualification and expenses	*
Transfer agent fees and expenses	*
Trustee and depositary fees and expenses	*
Warrant agent fees and expenses	*
Miscellaneous	*
Total	$45,930

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our other officers, employees, and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.
We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of Senseonics Holdings, Inc., provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of Senseonics Holdings, Inc. At present, there is no pending litigation or proceeding involving a director or executive officer of Senseonics Holdings, Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

The underwriting agreement that we may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of the Company, its directors, its officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.
Item 16.   Exhibits
		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.
1.2#	Sales Agreement, dated August 6, 2025, by and between the Registrant and TD Securities (USA) LLC.					X
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37717	3.1	3/23/2016
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	10-Q	001-37717	3.3	8/8/2018
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	001-37717	3.1	10/26/2020
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	001-37717	3.1	5/24/2024
3.5	Amended and Restated Bylaws of the Registrant.	8-K	001-37717	3.2	3/23/2016
3.6	Amendment to Bylaws.	10-K	001-37717	3.7	3/5/2021
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.	8-K	001-37717	3.1	8/18/2020
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.	10-Q	001-37717	3.5	11/8/2022
4.3	Specimen stock certificate evidencing shares of Common Stock.	S-1	333-208984	4.2	3/8/2016
4.4*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
4.5	Form of Debt Indenture.					X
4.6*	Form of Debt Securities.
4.7	Form of Common Stock Warrant Agreement and Warrant Certificate.					X
4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate.					X
4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate.					X
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
24.1	Power of Attorney (incorporated by reference to the signature page hereto).					X
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of the Trustee under the Debt Indenture (to be filed separately under the electronic form type 305B2, if applicable).
107	Filing Fee Table.					X

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

#
Certain exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on this 6th day of August, 2025.
SENSEONICS HOLDINGS, INC.
By:
/s/ Timothy T. Goodnow

Timothy T. Goodnow
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy T. Goodnow and Rick Sullivan, and each of them, as true and lawful attorneys-in-fact and agents, each with the full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Senseonics Holdings, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ Timothy T. Goodnow. Ph.D. Timothy T. Goodnow	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2025
/s/ Rick Sullivan Rick Sullivan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2025
/s/ Stephen P. DeFalco Stephen P. DeFalco	Chairman of the Board of Directors	August 6, 2025
/s/ Steven Edelman, M.D. Steven Edelman	Director	August 6, 2025
/s/ Brian Hansen Brian Hansen	Director	August 6, 2025
/s/ Edward J. Fiorentino Edward J. Fiorentino	Director	August 6, 2025

Signatures	Title	Date
/s/ Francine Kaufman, M.D. Francine Kaufman	Director and Chief Medical Officer	August 6, 2025
/s/ Sharon Larkin Sharon Larkin	Director	August 6, 2025
/s/ Douglas S. Prince Douglas S. Prince	Director	August 6, 2025
/s/ Koichiro Sato Koichiro Sato	Director	August 6, 2025
/s/ Douglas A. Roeder Douglas A. Roeder	Director	August 6, 2025